AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PACIFIC MERCANTILE BANCORP ARTICLE ONE: NAME The name of this Corporation is: Pacific Mercantile Bancorp ARTICLE TWO: PURPOSE The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code. ARTICLE THREE: AUTHORIZED SHARES A. Authorized Shares. This Corporation is authorized to issue three classes of stock to be designated “Common Stock,” “Non-Voting Common Stock,” and “Preferred Stock,” respectively. The total number of shares that this Corporation is authorized to issue is eighty- nine million (89,000,000) shares; eighty-five million (85,000,000) shares shall be Common Stock, no par value per share, two million (2,000,000) shares shall be Non-Voting Common Stock, no par value per share, and two million (2,000,000) shares shall be Preferred Stock, no par value per share. B. Common Stock and Non-Voting Common Stock. The rights, preferences, privileges and restrictions of Common Stock and Non-Voting Common Stock shall be equal and identical in all respects except (i) that, unless otherwise provided by law or herein, the holders of shares of Common Stock shall have the exclusive right and power to vote upon the election of directors and upon all other matters presented to shareholders, and the holders of shares of Non- Voting Common Stock shall not be entitled to notice of any shareholders’ meeting or to vote upon the election of directors or upon any other matters of this Corporation, and shall not be included in determining the number of shares voting or entitled to vote on such matters, and (ii) as otherwise provided by law or herein. The holders of shares of Common Stock shall be entitled to one (1) vote for each share of Common Stock upon all matters presented to shareholders. C. Mandatory Conversion. Upon the filing of this Amended and Restated Articles of Incorporation each share of Series A Non-Voting Preferred Stock that was outstanding immediately prior to the filing of this Amended and Restated Articles of Incorporation shall be converted into one (1) share of Non-Voting Common Stock. Each share of Common Stock that was outstanding immediately prior to the filing of this Amended and Restated Articles of A-1

Incorporation shall not be affected and shall remain outstanding as a single share of Common Stock. D. Automatic Conversion. Each share of Non-Voting Common Stock shall convert, automatically and without any action by any person, into fully paid and non-assessable share or shares of Common Stock at the then effective Conversion Ratio upon any transfer of such share to any person other than the Initial Holder or any Affiliate of such Initial Holder pursuant to clauses (c), (d) or (e) of Section E(i) of this Article Three. E. Non-Voting Common Stock Transfer Restrictions. (i) The transfer of shares of Non-Voting Common Stock is only allowed by the Initial Holder or an Affiliate of the Initial Holder (a) to an Affiliate of the Initial Holder, (b) to the Corporation, (c) pursuant to any public offering or public sale of securities of the Corporation (including, without limitation, a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force), (d) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, or (e) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. (ii) Notwithstanding the foregoing, the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator with respect to the restrictions on the transfer of the Non-Voting Common Stock that are required in order to preserve the “non-voting” classification of the Non-Voting Common Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder. F. Adjustments for Certain Events. (i) Changes in Capitalization. In the event of any stock dividend, stock split, recombination or other similar event affecting the Common Stock, the then effective Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, (a) the numerator of which is the number of shares of Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Common Stock issuable upon the conversion of the Non-Voting Common Stock but including any other securities convertible into or exchangeable for shares of Common Stock), and (b) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the effective time of such event A-2

(excluding for such purpose shares of Common Stock issuable upon the conversion of the Non- Voting Common Stock but including any other securities convertible into or exchangeable for shares of Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section F(i) unless approved by the Board of Directors of the Corporation for the purpose of affecting all shares of Common Stock (including securities convertible into or exchangeable for Common Stock) proportionately. In the event the adjustment required in this Section F(i) would result in an unjust or disproportionate adjustment to the Conversion Ratio, then such adjustment shall be revised to cause the result to be as nearly as possible equitable and just as among all holders of the Corporation’s capital stock. (ii) Certain Corporate Transactions. In the event of (a) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (i) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Corporation in Pacific Mercantile Bank); or (b) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the shareholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Non-Voting Common Stock shall be entitled to receive in exchange for or in respect of their shares of Non-Voting Common Stock the same form and amount of consideration, if any, as the holders of the Common Stock receive in exchange for or in respect of their shares of Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Non-Voting Common Stock to be equal to the product of (x) the amount that would be received by a holder of one share of Common Stock, and (y) the then effective Conversion Ratio. G. Non-Voting Common Stock Dividends. The holders of Non-Voting Common Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of Common Stock of the Corporation, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors; provided, that no dividend may be declared or paid on Common Stock unless a dividend of equal amount is also concurrently declared or paid, as applicable, on Non- Voting Common Stock. The right to receive dividends on the Non-Voting Common Stock shall not be cumulative. The full amount and form (whether cash, stock or other property) of dividends, if any, declared and payable on each share of Non-Voting Common Stock in connection with the declaration and payment of any dividend on the Common Stock shall be the amount equal to and in the same form or forms as the dividend concurrently declared and payable on one share of Common Stock multiplied by the Conversion Ratio in effect as of immediately prior to the payment of the dividend; provided, however, that any dividend on the Common Stock that is payable in shares of Common Stock shall not be declared or paid on the Non-Voting Common Stock, but instead shall result in an adjustment to the Conversion Ratio (in effect as of immediately prior to the payment of the dividend) pursuant to Section F(i) of this Article Three; and provided further, that if a dividend on the Common Stock is payable in rights or warrants to subscribe for shares of Common Stock or purchase Common Stock pursuant to a conversion feature in a debt or equity security or otherwise, the corresponding dividend on the A-3

Non-Voting Common Stock shall consist of an identical right or warrant except that (a) it shall be to acquire a number of shares of Non-Voting Common Stock equal to the number of shares of Common Stock that would have been subject to such right or warrant but for this provision, and (b) the exercise price of such right or warrant shall be multiplied by an amount equal to the Conversion Ratio. H. Liquidation. Upon the occurrence of a Liquidation Event (as defined below), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to shareholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Common Stock and Non- Voting Common Stock, shall be distributed to the holders of the Common Stock and the Non- Voting Common Stock pro rata based, respectively, on the number of shares of Common Stock outstanding at such time and the number of shares of Common Stock into which the Non-Voting Common Stock outstanding at such time would then be convertible if an event specified in clauses (c), (d) or (e) of Section E(i) of this Article Three had occurred simultaneously therewith. I. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series by action of the Board of Directors of this Corporation alone. The Board of Directors of this Corporation is hereby authorized to determine the number of series into which the shares of Preferred Stock may be divided, and (except to the extent such matters are fixed by the Articles of Incorporation) to determine and alter the rights (including but not limited to any voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the designation and number of shares constituting any series prior to the issue of shares of that series and to increase or decrease, within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. J. Certain Definitions. For the purposes of this Article Three of the Amended and Restated Articles of Incorporation: (i) the term “Affiliate” means any person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or entity to which the defined term refers. For purposes of this definition, the term “control” means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise. Without limiting the generality of the foregoing, a person is an Affiliate of another person if the first person (a) is an executive officer (as such term is defined in Rule 405 of the Securities Act) of the second person; (b) is a director of the second person where such second person is a corporation; (c) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (d) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (e) directly or indirectly has or shares the power to vote, or direct the voting of, or A-4 to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person. (ii) the term “Conversion Ratio” means the number of shares of Common Stock into which a share of Non-Voting Common Stock is convertible into. The Conversion Ratio shall initially be one (1) and shall be subject to adjustment as provided herein. (iii) the term “Initial Holder” means Patriot Financial Partners III, L.P. (iv) the term “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. (v) the term “Regulator” means any of (a) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of San Francisco in such bank’s regulatory capacity); (b) the Federal Deposit Insurance Corporation; (c) the California Department of Business Oversight; (d) any successor agency to any of the foregoing; or (e) any other federal or state regulatory authority, whether in existence as of the date hereof or hereafter established, having jurisdiction over the Corporation or its banking subsidiary as to matters of compliance with the Federal Deposit Insurance Company Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners' Loan Act, the California Financial Code, any successor statute or amendment to any of the foregoing, or any regulation adopted pursuant thereto. ARTICLE FOUR: LIMITATION OF DIRECTORS’ LIABILITY The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. ARTICLE FIVE: INDEMNIFICATION This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code. A-5